Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Russell Ball, Stephen Gottesfeld and Logan Hennessey and each of them, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Newmont Mining Corporation, and any and all amendments (including post-effective amendments and additions to such Registration Statement that are filed pursuant to Rules 413 and 462 of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 14th day of December, 2011.

Signature	Title
/s/ Vincent A. Calarco	Chairman of the Board and Director
Vincent A. Calarco
/s/ Glen A. Barton	Director
Glen A. Barton
/s/ Bruce R. Brook	Director
Bruce R. Brook
/s/ Joseph A. Carrabba	Director
Joseph A. Carrabba
/s/ Noreen Doyle	Director
Noreen Doyle
/s/ Veronica M. Hagen	Director
Veronica M. Hagen

/s/ Michael S. Hamson	Director
Michael S. Hamson
/s/ Jane Nelson	Director
Jane Nelson
/s/ Richard T. O’Brien	Director, President & Chief Executive Officer
Richard T. O’Brien
/s/ John B. Prescott	Director
John B. Prescott
/s/ Donald C. Roth	Director
Donald C. Roth
/s/ Simon R. Thompson	Director
Simon R. Thompson